UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2017

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2017, Cornerstone OnDemand, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with an affiliate of Silver Lake Group, L.L.C. (“Silver Lake”), relating to the issuance to Silver Lake (or its designated affiliates) of $300 million principal amount of 5.75% convertible notes due 2021 (the “Notes”) for a purchase price equal to 98% of the principal amount. A portion of the Notes will be purchased at closing by an affiliate of LinkedIn Corporation, and such portion will be deducted from the aggregate amount purchased by Silver Lake.

The Investment Agreement contains customary conditions to closing and can be terminated by either the Company or Silver Lake if the closing does not occur prior to December 29, 2017 so long as the terminating party shall not be the cause of the failure of the closing to occur on or before such time.

The Convertible Notes

The Notes will be governed by an indenture (the “Indenture”) between the Company and an institutional trustee to be selected by the Company, and will bear interest at a rate of 5.75% per annum, payable semiannually in cash. The Notes will mature on July 1, 2021, subject to earlier conversion.

The Notes will be convertible into shares of the Company’s common stock at a conversion rate of 23.8095 per $1,000 principal amount of the Notes (which represents an initial conversion price of $42.00 per share), in each case subject to customary anti-dilution adjustments. Any Notes that are converted in connection with a Make-Whole Fundamental Change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

With certain exceptions, upon a change of control of the Company, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus the total sum of all remaining scheduled interest payments through the remainder of the term of the Notes. The Company has no right to redeem the Notes prior to maturity.

The Indenture will include a restrictive covenant that, subject to specified exceptions and parameters, limits the ability of the Company to incur additional debt and also will include customary events of default, which may result in the acceleration of the maturity of the Notes under the Indenture.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Form of Indenture, including the form of Note, which is filed herewith as Exhibit A to Exhibit 10.1 and incorporated herein by reference.

Board Representation

In connection with and conditioned upon the closing, the Company’s Board of Directors (the “Board”) will be increased from eight to ten members and Silver Lake will be entitled to nominate two individuals to the Board to fill such vacancies. The Silver Lake designees will be Joseph Osnoss, Managing Director of Silver Lake, and one other individual to be selected by Silver Lake who is reasonably acceptable to the Board. Mr. Osnoss will serve in the class of directors whose terms expire in 2020, and the other individual, when appointed, will serve in the class of directors whose terms expire in 2019.

As long as Silver Lake or its affiliates beneficially own shares of common stock (assuming conversion of the Notes) representing at least 10% of the outstanding shares of common stock of the Company, Silver Lake will maintain the right to nominate two individuals for election to the Board, at least one of whom will be a managing director, director, officer, senior-level employee or advisor of Silver Lake or certain of its affiliates. As long as Silver Lake or its affiliates beneficially own shares of common stock (assuming conversion of the Notes) representing at least 4% of the outstanding shares of common stock of the Company, Silver Lake will maintain the right to nominate one individual for election to the Board, which individual will be a managing director, director, officer, senior-level employee or advisor of Silver Lake or certain of its affiliates.

Standstill Obligations

Silver Lake will be subject to a standstill provision until the later of the date that is six months following such time as Silver Lake no longer has a representative, and no longer has rights to have a representative, on the Board and the three-year anniversary of the closing (the “Standstill Period”). During the Standstill Period, Silver Lake will not, among other things and subject to specified exceptions (a) acquire any securities of the Company if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 19.9% of the then outstanding common stock of the Company, excluding any shares purchased pursuant to its participation rights described below; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the

Securities Exchange Act of 1934, as amended). The Standstill Period will terminate early upon the effective date of a change of control of the Company or 90 days after such date that Silver Lake and certain of its affiliates cease to beneficially own any Notes or shares of the Company’s common stock (other than as may have been issued to directors for compensation purposes).

Transfer Restrictions; Participation and Registration Rights

For a period of 12 months from the closing, or earlier upon a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or the shares of common stock to be issued upon conversion of the Notes. These restrictions shall not apply to, among other exceptions, transfers or pledges of the Notes, or the satisfaction of obligations related to pledged Notes, in each case in connection with one or more bona fide margin loans.

Silver Lake will have the option to purchase all or a portion of any equity securities, or instruments convertible into or exchangeable for any equity securities, in any proposed offerings by the Company until the earlier of (i) the 18-month anniversary of the closing or (ii) such time as Silver Lake no longer has a representative and no longer has rights to have a representative, on the Board. Silver Lake’s option will not apply to equity issued in connection with acquisitions, underwritten public offerings, strategic partnerships or commercial arrangements, or equity compensation plans. Silver Lake is also entitled to certain registration rights for the Notes and the shares of common stock issuable upon conversion of the Notes, subject to specified limitations.

The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2017, the Company issued a press release reporting results for the quarter ended September 30, 2017. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The attached press release furnished herewith as Exhibit 99.1 includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2017, the Company agreed to sell $300 million principal amount of the Notes in a private placement pursuant to the exemption from the registration requirements of the Securities Act. The Company will offer and sell the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, the Board appointed Mr. Osnoss to the Board, effective and conditioned upon the closing. The Board has not yet determined on which committees of the Board he will serve.

Except for the Investment Agreement, and the transactions contemplated thereby, there are no arrangements or understandings pursuant to which Mr. Osnoss was appointed to the Board.

In connection with (and conditioned upon effectiveness of) his appointment, Mr. Osnoss will be entitled to all applicable compensation described under the heading Director Compensation beginning on page 14 of the Company’s proxy statement for its 2017 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on May 4, 2017. On the effective date of his appointment, Mr. Osnoss is expected to enter into an indemnification agreement with the Company, on substantially the terms contained in the Company’s standard form, which provides for indemnification of the indemnitee to the full extent allowed by Delaware law.

Item 8.01 Other Events.

On November 8, 2017, the Company announced that its Board has approved a $100 million share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, repurchase shares of its common stock. The Share Repurchase Program will terminate when the aggregate cost of shares repurchased under the program reaches $100 million. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The Share Repurchase Program does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Board in its discretion at any time.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the investment by Silver Lake, together with LinkedIn Corporation, and the use of the proceeds and benefits thereof, the expected election of a director, and the Share Repurchase Program and the factors that will impact the amount and timing of purchases, if any, thereunder, are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, which are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to us on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Investment Agreement by and between Cornerstone OnDemand, Inc. and Silver Lake Credit Partners, L.P., dated as of November 8, 2017 (including the Form of Indenture).

99.1	Press release dated November 8, 2017

99.2	Press release dated November 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement by and between Cornerstone OnDemand, Inc. and Silver Lake Credit Partners, L.P., dated as of November 8, 2017 (including the Form of Indenture).

99.1	Press release dated November 8, 2017

99.2	Press release dated November 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

/s/ Brian L. Swartz
Brian L. Swartz Chief Financial Officer

Date: November 8, 2017